UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2011

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW, Calgary, Alberta, Canada	T2P 4G8
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                                             Changes in Control of Registrant.

Forest Oil Corporation (“Forest”) previously announced that its board of directors had authorized the distribution of 70,000,000 shares of common stock of Lone Pine Resources Inc. (“Lone Pine”) that Forest previously owned, representing an approximate 82.3% ownership interest in Lone Pine, to holders of shares of Forest common stock as of the close of business on September 16, 2011 (the “Distribution”).  Forest announced on September 30, 2011, after the close of business, that the Distribution was completed as planned, and as a result, a change in control of the ownership of Lone Pine has occurred.

Item 5.02.      Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         The previously announced resignation of H. Craig Clark from the board of directors of Lone Pine (the “Board”) became effective at 5:00 p.m. (Mountain Time) on September 30, 2011, following the completion of the Distribution.

(d)  The previously announced election of Donald McKenzie and Ron Wonnacott to serve as members of the Board became effective at 5:00 p.m. (Mountain Time) on September 30, 2011, following the completion of the Distribution.  For additional information on the election of Messrs. McKenzie and Wonnacott to the Board, please see Item 5.02(d) of the Current Report on Form 8-K dated September 21, 2011 and filed by Lone Pine on September 22, 2011.

Item 7.01.                                          Regulation FD Disclosure.

A copy of Lone Pine’s press release announcing the completion of the Distribution and the effective change in control of Lone Pine is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.                                          Other Events.

In connection with the Distribution and pursuant to the CDN$500 million credit facility among Lone Pine, as parent, Lone Pine Resources Canada Ltd. (“LPR Canada”), as borrower, and a syndicate of banks led by JPMorgan Chase Bank, N.A., Toronto Branch (the “Lone Pine Credit Facility”), as amended, Lone Pine pledged the stock of all of its subsidiaries to the lenders to secure the Lone Pine Credit Facility.  Prior to the completion of the Distribution, Forest had guaranteed the obligations of LPR Canada under the Lone Pine Credit Facility. In connection with the completion of the Distribution, the Forest guarantee was released and Lone Pine and certain of its other subsidiaries have guaranteed the obligations of LPR Canada under the Lone Pine Credit Facility.

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press release of Lone Pine Resources Inc. dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	September 30, 2011	By:	/s/ DAVID M. ANDERSON
David M. Anderson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Lone Pine Resources Inc. dated September 30, 2011.